INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  National  Rehab  Properties,  Inc.

We hereby consent to the use in this Form 8-K of our report dated December 13, 1999 relating to the financial statements of National Rehab Properties, Inc.

/s/ Baum & Company, P.A.
__________________________________

BAUM  &  COMPANY,  P.A.

Coral  Springs,  Florida
February  16,  2000